                                                                 Exhibit 10.10

                                      LEASE

                                     BETWEEN

                                  IDOLLS CORP.,

                                     Tenant

                                       AND

                               THE J. JILL GROUP,

                                    Landlord


                                TABLE OF CONTENTS
                                -----------------
ARTICLE I FUNDAMENTAL LEASE PROVISIONS........................................1
         1.1  Reference Subjects..............................................1

ARTICLE II PREMISES AND TERM..................................................3
         2.1  Premises........................................................3
         2.2  Acceptance of Premises..........................................3
         2.4  Term............................................................3
         2.5  Options to Extend...............................................3

Right to Terminate............................................................4

ARTICLE III TENANT WORK.......................................................4
         3.1  No Landlord's Work..............................................4
         3.2  Tenant Work.....................................................4
               3.2.1  General.................................................4
               3.2.2  Construction Documents..................................5
               3.2.3  Performance of Tenant Work..............................5
               3.2.4  Payment for Tenant Work.................................6

Tenant Sign...................................................................6

ARTICLE IV RENT...............................................................7
               4.1.1  Annual Base Rent-Initial Term...........................7
               4.2.1  Method of Payment.......................................7
               4.2.2  Net Return to Landlord..................................7
               4.3.1  Additional Rent -- Landlord's Taxes.....................8
               4.3.2  Landlord's Taxes -- Definition..........................8
               4.4.1  Additional Rent - Insurance Expenses....................9
               4.5.1  Additional Rent -- Utilities............................9

Additional Rent-Commencement Date.............................................9

ARTICLE V MAINTENANCE.........................................................9
         5.1   Tenant's Maintenance Obligations...............................9
         5.2  Landlord's Maintenance Obligations.............................10

ARTICLE VI ADDITIONAL COVENANTS..............................................11
         6.1  Tenant's Covenants.............................................11
               6.1.1  Utilities..............................................11
               6.1.2  Maintenance............................................11
               6.1.3  Use and Compliance with Law............................11
               6.1.4  Liens and Encumbrances.................................12
               6.1.5  Indemnity..............................................12
               6.1.6  Landlord's Right to Enter; Interruptions, Signage......12
               6.1.7  Personal Property at Tenant's Risk.....................13
               6.1.8  Damage, Nuisance, Etc..................................13
               6.1.9  Yield Up...............................................14


               6.1.10  Holding Over..........................................14
               6.1.11  Transfer -Assignment and Subletting...................15
         6.2  Landlord's Covenants; Quiet Enjoyment..........................18
         6.3  Interruptions..................................................18
         6.6  Landlord's Casualty Insurance..................................18

ARTICLE VII INSURANCE; CASUALTY, TAKING......................................19
         7.1  Insurance by Landlord..........................................19
         7.1.1  Public Liability Insurance...................................19
         7.2  Waivers of Subrogation.........................................19
         7.3  Damage or Destruction of Premises..............................19
         7.4  Eminent Domain.................................................20

ARTICLE VIII DEFAULT.........................................................21
         8.1  Events of Default..............................................21
         8.2  Remedies Cumulative............................................23
         8.3  Waivers of Default; Accord and Satisfaction....................23
         8.4  Landlord's Curing and Enforcement..............................23

ARTICLE IX MISCELLANEOUS PROVISIONS..........................................23
         9.1  Notice.........................................................23
         9.2  Limitation of Liability........................................24
         9.3  Excusable Delay................................................24
         9.4  Construction...................................................24
         9.5  Estoppel Certificate...........................................25
         9.6  Notice of Lease................................................26
         9.7  Landlord's Default.............................................26
         9.8  Brokers........................................................26
         9.9  Tenant as Business Entity......................................26
         9.10  Security Deposit..............................................26

No Third Party Benefit.......................................................28

Governing Law; Venue.........................................................28

ARTICLE X LANDLORD'S FINANCING...............................................29
         10.1  Subordination and Superiority of Lease........................29
         10.2  Rent Assignment...............................................30
         10.3  Other Instruments.............................................30
         10.4  Mutual Cost of Enforcement; Interest..........................30

ARTICLE XI Landlord's Representations and Warranties.........................34

ARTICLE XII INDEX OF CERTAIN DEFINED TERMS...................................34

                                      LEASE

                                    ARTICLE I
                          FUNDAMENTAL LEASE PROVISIONS

         1.1 REFERENCE SUBJECTS. Each reference in this Lease to any of the following subjects shall incorporate the following information. Other terms are defined throughout this Lease and are indexed in the last Article.

DATE OF LEASE
EXECUTION:              December 21, 1999

PREMISES:               (i) The entire existing building, consisting
                        of approximately 90,800 rentable square feet
                        (comprised of approximately 12,833 rentable
                        square feet of office space, 921 rentable
                        square feet of reception area, and
                        approximately 77,046 rentable square feet of
                        warehouse and distribution space) (the
                        "Building") and other improvements presently
                        known and numbered as One Winterbrook Way,
                        Meridith, New Hampshire, (ii) the Lot, and
                        (iii) Landlord's Equipment.

LOT:                    That certain real property comprised of
                        approximately 20.8 acres located in
                        Meredith, Belknap County, New Hampshire, more particularly described on EXHIBIT A attached hereto and made a part hereof, subject to and with the benefit of all present and future easements, rights of way, privileges and appurtenances in connection therewith or thereunto belonging.

LANDLORD'S
EQUIPMENT:              Landlord's trade fixtures, business
                        machinery,  equipment, furniture, tools and
                        all other  materials  owned by  Landlord and
                        located in or upon the  Building and/or the
                        Lot.

LANDLORD:               The J. Jill Group, a Delaware corporation

ORIGINAL ADDRESS
OF LANDLORD:            The J. Jill Group
                        One Birch Pond Drive
                        Tilton, New Hampshire  03276

TENANT:                 iDolls Corp., a Delaware corporation.

ORIGINAL ADDRESS        iDolls
OF TENANT               One Sundial Avenue, Suite 305


                        Manchester, New Hampshire  03103

INITIAL TERM:           Five (5) Lease years.

COMMENCEMENT
DATE:                   December 21, 1999

EXPIRATION DATE:        November 30, 2004

EXTENSION TERMS:        One (1) Extension Term of five (5) Lease Years.

ANNUAL BASE RENT -
INITIAL TERM:           DATE/LEASE YEAR       RENT PER ANNUM    RENT PER MONTH
                        ---------------       --------------    --------------
                        06/01/00 - 11/30/01      $408,600.00        $34,050.00
                        12/01/01 - 11/30/04      $431,300.00        $35,941.67

ANNUAL BASE RENT -      LEASE YEAR            RENT PER ANNUM    RENT PER MONTH
EXTENSION TERM:         ---------------       --------------    --------------
                        12/01/04 - 11/30/06      $454,000.00        $37,833.33
                        12/01/06 - 11/30/08      $476,700.00        $39,725.00
                        12/01/08 - 11/30/09      $500,535.00        $41,711.25

LEASE YEAR:             As defined in Section 4.2.1 hereof.

PARKING SPACES:         All of the existing surface parking
                        currently available on the Premises, to
                        which Tenant shall have exclusive access.

PERMITTED USES:         The Building  shall  contain  office,
                        warehouse  and  distribution  facilities
                        devoted to Tenant's  distribution  and sales
                        of its products,  and the roadways and
                        parking  and  loading  areas and  facilities
                        on the Lot shall be used for employee
                        loading and  transportation  purposes  and
                        for  employee and business invitee access
                        and parking  purposes as normally and
                        customarily  incidental to the aforesaid
                        office,  warehouse and  distribution  uses
                        and from time to time permitted by
                        applicable law or ordinance.

PUBLIC LIABILITY
INSURANCE:              $3,000,000  per occurrence  $3,000,000
                        aggregate  (combined  single limit) for
                        property damage, bodily injury or death.

RENT COMMENCEMENT
DATE:                   June 1, 2000


ADDITIONAL RENT
COMMENCEMENT DATE:      January 1, 2000

SECURITY DEPOSIT:       $204,300.00, as the same may be reduced pursuant to
                        Article 9.10.4 hereof

BROKERS:                The Norwood Group and DeWolf Real Estate (together,
                        "Landlord's Broker"); Hugh R. O'Neil Real  Estate
                        ("Tenant's  Broker";  Landlord's  Broker and  Tenant's
                        Broker, together, the "Brokers")



Exhibit A       --    Description of Lot
Exhibit B       --    Description of Additional Lots
Exhibit C       --    Operating Schedule

                                   ARTICLE II

                                PREMISES AND TERM

         2.1 PREMISES. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, subject to all easements, restrictions and defects in title on the date hereof, whether or not the same are of record, and matters referred to below, to which Tenant shall conform and be subject.

         2.2 ACCEPTANCE OF PREMISES. Landlord shall have no obligation, risk or liability with respect to the condition of the Premises or for any latent or patent defects that may exist in the Building, other than as expressly set forth in this Lease. Tenant acknowledges that it has inspected the condition of the Premises and that it is fully familiar with all matters in respect thereof, and agrees to accept the Premises in their current "AS IS" condition, and subject to the existing state of title and any state of facts which an accurate survey or physical inspection might reveal, and all Laws (as hereinafter defined) now or hereafter in effect. Tenant's occupancy shall be deemed an acknowledgment that the condition of, and status of title to, the Premises is satisfactory and that Landlord has fulfilled all obligations with respect thereto. Tenant further acknowledges that, except as expressly set forth herein, neither Landlord nor any person acting under Landlord has made or implied any representations or warranties concerning the Premises, their condition, their status of title, or this Lease.

         2.3 TERM. This Lease will be for an Initial Term beginning on the Commencement Date and ending on the Expiration Date set forth in Section 1.1.

         2.4 OPTIONS TO EXTEND. At the Tenant's election, this Lease may be extended for one (1) successive Extension Term set forth in Section 1.1, PROVIDED, HOWEVER, that (i) notice shall have been given to Landlord no latter than November 30, 2003, time being of the essence to such notice, and (ii) at the time of such notice and at the beginning of the Extension Term there exists no Event of Default hereunder. If Tenant shall have duly exercised the extension option provided for in this Section 2.4, then all references to the Term shall mean the Initial Term as it shall have been extended by the Extension Term.

         2.5 RIGHT TO TERMINATE. Tenant shall have the option to terminate this Lease effective as of January 31, 2003 (the "Early Termination Date"); PROVIDED, HOWEVER, (i) notice (the "Termination Notice") shall have been given to Landlord no later than January 31, 2002, time being of the essence to such Termination Notice, (ii) Tenant shall pay to Landlord a termination fee in an amount equal to Two Hundred and Four Thousand Three Hundred and No/Dollars ($204,300.00) by good check of Tenant simultaneously with its delivery of the Termination Notice, subject to collection, and (iii) at the time of the delivery of the Termination Notice and on the Early Termination Date, there exists no Event of Default hereunder. In the event Tenant exercises its option to terminate this Lease pursuant to this Section 2.5, (x) this Lease shall terminate on the Early Termination Date as if such date were the Expiration Date, and (y) Tenant shall vacate and surrender the Premises to Landlord on the Early Termination Date. Any Termination Notice, once given, shall be irrevocable. If Tenant shall fail to duly terminate this Lease when and as required by the terms of this Section 2.5, or shall fail to pay to Landlord the Termination Fee simultaneously with its delivery of the Termination Notice, subject to collection, then and in either such events, the right to terminate provided for in this Section 2.5 shall cease and expire and this Lease shall continue for the balance of the Term remaining hereof.

                                   ARTICLE III

                                   TENANT WORK

         3.1 NO LANDLORD'S WORK. Landlord will not be required to provide any work or improvements to the Premises to prepare the same for Tenant's occupancy. Tenant acknowledges that, as of the date hereof, it has had the full opportunity to inspect the Premises with engineering and other consultants and is fully familiar with the condition of the Premises.

         3.2 TENANT WORK.

             3.2.1 GENERAL. Except as otherwise provided in the last sentence of this Section 3.2.1, all Tenant Work shall be subject to Landlord's prior written approval not to be unreasonably withheld or delayed. Tenant shall be responsible for arranging, performing and paying for all Tenant Work. "Tenant Work" shall mean such work, including alterations, decorations, installations, additions or improvements in or to the Premises as Tenant may deem necessary or desirable for its business. Tenant shall neither propose nor effect any Tenant Work (i) which adversely affects any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs, or floor slabs) or changes to any exterior architectural features, (ii) which adversely affects the electrical or mechanical components or systems of the Building, or (iii) which adversely affects in any respect other property than the Premises. Notwithstanding the foregoing, Landlord's prior consent shall not be required for Tenant Work, provided: (x) the cost of such Tenant Work does not exceed five thousand dollars ($5,000.00); (y) such Tenant Work complies in all respects with the provisions of this Section 3.2, including, without limitation, the previous sentence of this Section 3.2.1; and (z) Tenant has provided prior notice of its intention to perform such Tenant Work to Landlord.

             3.2.2 CONSTRUCTION DOCUMENTS. No Tenant Work requiring Landlord's approval shall be effected except in accordance with complete construction drawings and specifications ("Construction Documents") approved in advance by Landlord, which approval shall not be unreasonably withheld. If Landlord does not disapprove any Construction Documents for Tenant Work submitted within twenty (20) days after submission, then the same shall be deemed approved at the end of such period. At the time of granting its approval of any Tenant Work, Landlord shall specify which, if any, of such Tenant Work Tenant will be required to remove upon the expiration or earlier termination of the Term. The Construction Documents shall be prepared by an architect (or a space planner, for non structural work) ("Tenant's Architect") experienced in the construction of tenant space improvements in buildings of a similar size and class. Tenant shall be solely responsible for the liabilities of and expenses of all architectural and engineering services relating to Tenant Work and for the adequacy, accuracy, and completeness of the Construction Documents approved by Landlord, even if Tenant's Architect has been otherwise engaged by Landlord in connection with the Building. The Construction Documents shall set forth in detail the requirements for construction of the Tenant Work (including all architectural, mechanical, electrical and structural drawings and detailed specifications), shall be fully coordinated with one another and with field conditions as they exist in the Premises, and shall show all work necessary to complete the Tenant Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. Submission of the Construction Documents to Landlord for approval shall be deemed a covenant by Tenant (unless Tenant furnishes a certificate of Tenant's Architect substantially to the same effect) that all Tenant Work described in the Construction Documents (i) complies with all applicable laws, regulations and building codes, (ii) does not in any manner adversely affect any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs or floor slabs), (iii) does not in any manner adversely affect the electrical and mechanical components and systems of the Building, (iv) does not affect any property other than the Premises, and
(v) conforms to floor loading limits. Landlord's approval of Construction Documents shall only signify Landlord's consent to the Tenant Work shown thereon and shall not result in any responsibility of Landlord concerning compliance of the Tenant Work with laws, regulations, or codes, coordination of any aspect of the Tenant Work with any other aspect of the Tenant Work or any component or system of the Building, or the feasibility of constructing the Tenant Work without damage or harm to the Building, all of which shall be the sole responsibility of Tenant.

             3.2.3 PERFORMANCE OF TENANT WORK. In the case of (a) any Tenant Work pursuant to subsection 3.2.1 hereof, requiring Landlord's approval of such Work, or (b) any Tenant Work affecting any structural, mechanical or electrical systems of the Building, the identity of any general contractor (including any employee or agent of Tenant acting as a general contractor) performing any Tenant Work ("Tenant Contractor") shall be subject to

Landlord's prior approval which approval shall not be unreasonably withheld. Once any Tenant Contractor has been approved, then the same may thereafter be used by Tenant until Landlord reasonably notifies Tenant that such Tenant Contractor is no longer approved. Tenant shall procure all necessary governmental permits, licenses and approvals before undertaking any Tenant Work. Tenant shall perform all Tenant Work at Tenant's risk in compliance with all applicable laws, codes and regulations and in a good and workmanlike manner employing new materials of good quality and producing a result reasonably comparable in quality to the other parts of the Premises. When any Tenant Work is in progress, Tenant shall cause to be maintained such Tenant Work insurance as shall be reasonably required by Landlord covering, among other things, any hazards due to such Tenant Work for the benefit of Landlord and in any event naming Landlord as an additional insured thereunder. It shall be a condition of Landlord's approval of any Tenant Work that certificates of such insurance issued by responsible insurance companies qualified to do business in New Hampshire and carrying an A.M. Best (or successor rating agency) rating of A-VII or better shall have been delivered to Landlord, that Tenant has provided Tenant's certification of the insurable value of the work in question for casualty insurance purposes, and that all of the other conditions of the Lease have been satisfied. Tenant shall reimburse Landlord's reasonable third party expenses incurred in connection with Landlord's review of any proposed Tenant Work and inspecting installation of the same. At all times while performing Tenant Work, Tenant shall require any Tenant Contractor to comply with all applicable laws, regulations and permits relating to such work. Each Tenant Contractor shall be required by Tenant to agree to indemnify and hold the Indemnitees (as hereinafter defined) harmless from any claim, loss or expense arising in whole or in part out of any negligent or wrongful act or neglect committed by such person while in the Building, to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and Tenant's Contractor to be joint and several.

             3.2.4 PAYMENT FOR TENANT WORK. Tenant shall pay as the same becomes due, the entire cost of all Tenant Work so that the Premises shall always be free of liens for labor or materials. If any lien relating to the furnishing of labor or materials is filed against the Premises or any part thereof which is claimed to be attributable to Tenant, its agents, employees or contractors or others acting under Tenant, then Tenant shall promptly discharge the same by payment or filing any necessary bond within fifteen
(15) business days after Tenant has notice from any source of such lien so that the Premises shall be free and clear of the same. Tenant hereby agrees to hold Landlord harmless from and against any and all liability of every kind and description which may arise out of or be connected in any way with Tenant's Work. Prior to granting consent to any Tenant Work, Landlord shall have the right to impose such conditions (in addition to those expressly provided in this Lease) as to guaranty of completion and payments as Landlord may consider desirable.

         3.3 TENANT SIGN. Tenant shall have the right, at its sole cost and expense and subject to Landlord's prior approval, not to be unreasonably withheld or delayed, to install and maintain a sign (or signs) at the entrance to the Lot and on the Building, provided the same shall comply with all Laws, including, without limitation, any applicable zoning laws. Tenant agrees, at its sole cost and expense, to remove any sign(s) installed pursuant to this

Section 3.3 and to restore the condition of the Lot and/or Building, as applicable, to the same condition as before Tenant installed said sign(s), within fifteen (15) days after the expiration or early termination of this Lease. The provisions of this Section 3.3 shall survive the expiration or early termination of this Lease.

                                   ARTICLE IV

                                      RENT

         4.1 ANNUAL BASE RENT-INITIAL TERM. Annual Base Rent during the Term will be as set forth in Section 1.1. Annual Base Rent payable by Tenant under the terms of this Lease shall begin to accrue and be payable on the Rent Commencement Date. All additional rent and other charges payable by Tenant under the terms of this Lease shall begin to accrue and be payable on the Additional Rent Commencement Date.

             4.1.1 ANNUAL BASE RENT-EXTENSION TERM. If the Term is extended for the Extension Term, the Annual Base Rent for such Extension Term will be as set forth in Section 1.1.

             4.2.1 METHOD OF PAYMENT. Tenant agrees to pay the Annual Base Rent as provided in Section 4.1, to Landlord in advance in equal monthly installments by the first (1st) of each calendar month during the Term. The term "Lease Year" shall mean the twelve-month period following the Commencement Date. Tenant shall make ratable payment of Annual Base Rent for any period of less than a month at the beginning or end of the Term. All payments of Annual Base Rent, additional rent and other sums due shall be paid in current U.S. exchange by check, at the Original Address of Landlord or such other place as Landlord may from time to time direct by at least thirty (30) days' notice, without notice, demand, set-off or other deduction.

             4.2.2 NET RETURN TO LANDLORD. It is intended that Annual Base
Rent payable hereunder shall be a net return to Landlord throughout the Term, and all provisions hereof shall be construed in terms of such intent, it being understood that, in addition to the Annual Base Rent provided for in
Section 1.1, commencing on the Additional Rent Commencement Date and continuing through the Term hereof (including the Extension Term, if any), Tenant shall pay all costs, expenses and charges of operating the Premises, including, without limitation, Landlord's Taxes (as hereinafter defined) insurance premiums, utilities, repairs and maintenance, expenses and obligations of every kind and nature whatsoever relating to the Premises
(except income and other similar taxes payable by Landlord, debt service of any mortgage placed by Landlord on the Premises and other costs or charges which are expressly Landlord's obligation hereunder) which may arise or become due during the Term, and Landlord shall be indemnified and held harmless by Tenant from and against all of the same. Without limiting the foregoing, Tenant's obligations hereunder, including the obligation to pay all rent, shall not be discharged, abated, reduced or otherwise affected by any law now or hereafter applicable to the Premises, or any other restriction on Tenant's use, or, except as expressly provided in Article VII, by any damage or destruction of the Premises or by any taking of the Premises or any part thereof by condemnation or otherwise, or by any prohibition, limitation, restriction, prevention or interference of tenant's use, occupancy or enjoyment of the Premises by any person, and Tenant waives all rights now or hereafter existing (other than those rights expressly set forth in this Lease) to terminate, rescind, quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent.

             4.3.1 ADDITIONAL RENT -- LANDLORD'S TAXES. Tenant covenants and agrees to pay to Landlord, as additional rent, all of Landlord's Taxes for each fiscal tax period, or ratable portion thereof, included in the Lease Term, each such payment to be made not later than ten (10) days prior to the date such taxes are due. Landlord shall furnish to Tenant copies of all bills relating to any Landlord's Taxes within fifteen (15) days after Landlord's receipt thereof. In the event that Landlord's mortgagee requires that Landlord pay Landlord's Taxes to the mortgagee on a monthly basis, Tenant shall make such payments to the mortgagee as required. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

             4.3.2 LANDLORD'S TAXES -- DEFINITION. "Landlord's Taxes" shall mean all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions made in connection with the provision of governmental services or improvements of benefit to the Premises (including any so-called linkage payments payable under a legally binding written agreement executed and delivered prior to the date hereof), and all penalties and interest thereon (to the extent due to Tenant's failure to make timely payments on account of Landlord's taxes), actually assessed or imposed against the Premises (including without limitation any personal property taxes levied on such property or on fixtures or equipment owned by Tenant and used in connection therewith), or upon Landlord by virtue of its ownership thereof, other than a federal or state income tax of general application and other than any transfer, inheritance, succession, estate or gift tax. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax there shall be assessed, levied or imposed on such property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, sales, franchise, excise or similar tax, assessment, levy charge or fee (as distinct from the federal and state income tax of the kind in effect on the Commencement Date and excluding any transfer, inheritance, succession, estate or gift tax) measured by or based in whole or in part upon Building valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations which is used directly or indirectly to fund the same kinds of goods and services as are funded by the present property tax, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term Landlord's Taxes.

             4.3.3. LANDLORDS TAXES-ABATEMENT - Tenant shall have the right, but not the obligation, to contest the amount of any assessment of Landlord's Taxes, and Landlord agrees to cooperate with Tenant (provided Landlord shall not be required to expend any monies) with respect to any application or filing in connection with any such refund or abatement. In the event Tenant obtains an abatement or refund of Landlord's Taxes with respect to any period of time falling wholly or partly within the term of this Lease, Tenant shall receive its proportionate share of such refund or abatement for the period falling within the term of this Lease, and Landlord's proportionate share shall be paid to Landlord after deducting Tenant's reasonable out-of-pocket costs incurred in obtaining such refund or abatement.

         4.4 ADDITIONAL RENT -- INSURANCE EXPENSES. Tenant covenants and agrees to pay to Landlord, as additional rent, the premiums on fire, casualty, rent loss, liability and other insurance maintained by Landlord pursuant to Section
6.4 hereof, for and with respect to the Premises, the Lot and/or Landlord's Equipment and such payment shall be prorated for any partial premium year; provided however, that commencing after the first anniversary of the Commencement Date and in respect of each succeeding lease year during the Initial Term hereof, Landlord shall be responsible for the payment of the amount of insurance premiums, if any, which are in excess of the amount which is one hundred and ten percent (110%) of the amount of insurance premiums payable hereunder in respect of the preceding lease year. Such additional rent shall be payable in monthly installments on the first day of each month in advance, based on amounts reasonably estimated by Landlord and with a final payment adjustment between the parties within fourteen (14) days after Landlord provides Tenant a statement of such costs and expenses for Landlord's most recent fiscal year.

         4.5 ADDITIONAL RENT -- UTILITIES. Tenant shall pay directly to the applicable utility companies all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises during the Term of this Lease, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such actual charges to be paid as the same from time to time become due. If Tenant is not billed directly by the applicable utility company for any such utilities or services, Tenant shall from time to time, within ten (10) days after receipt of Landlord's invoice therefore, pay to Landlord the total of such charges assessed against the Premises by such utility company. It is understood and agreed that Tenant shall make its own arrangements for such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

         4.6 ADDITIONAL RENT-COMMENCEMENT DATE. Notwithstanding anything to the contrary contained herein, Tenant's obligations to pay additional rent pursuant to Sections 4.2.2, 4.3.1, 4.3.2, 4.4 and 4.5 shall commence on the Additional Rent Commencement Date.

                                    ARTICLE V

                                   MAINTENANCE

         5.1 TENANT'S MAINTENANCE OBLIGATION. Tenant shall, from and after the Commencement Date until the end of the Term and any extension thereof, maintain the Premises in as good condition and repair as the Premises are at the Commencement Date, reasonable wear and tear and damage to the Premises caused by Landlord's default hereunder, fire and casualty or by eminent domain, excepted. With the exception of

Landlord's continuing obligation to maintain the Building's roof and Building Structural Elements as set forth in Section 5.2, Tenant shall be responsible to perform all maintenance and repairs necessary to maintain in good order, condition and repair the Premises and all "Building Systems" (as hereinafter defined), at Tenant's sole cost and expense, subject to contribution from Landlord, if any, as set forth below. Without limiting the foregoing (and except to the extent that the need therefor arises from the negligent or wrongful act or omission of Landlord or its agents or contractors), Tenant shall maintain, repair and replace, as necessary, all Building Systems. In addition, Tenant shall make all routine, non-structural and non-capital replacements, alterations and improvements to the Premises which are required by any law, statute, code, ordinance, by-law, rule or regulation of any governmental authority first becoming effective after the date hereof. As used herein, the term "Building Systems" shall mean, collectively, the plumbing, sprinkler, fire suppression, heating, ventilating and air conditioning, electrical and mechanical lines and equipment associated therewith, located within and serving the Premises.

         During the Term, Tenant shall repair or replace, as necessary, all Building Systems ("System Work") and the cost of all System Work and other capital repairs and capital replacements caused to be performed by Tenant pursuant to this Section 5.1 ("Other Work"; together with System Work, "System/Other Work") shall initially be paid by Tenant, subject to reimbursement by Landlord for a portion of such cost as provided in the following provisions of this paragraph. With respect to any System/Other Work performed by Tenant pursuant to the preceding provisions of this paragraph, upon the then Expiration Date, Landlord shall reimburse to Tenant a percentage of the cost thereof, which percentage shall be the decimal equivalent of the fraction the numerator of which is the number of years (or fraction thereof) remaining in the useful life of the System/Other Work in question at the time of the then Expiration Date and the denominator of which is the full useful life of the System/Other Work in question, (expressed in a number of years or fraction thereof), which useful life shall be determined by reference to the shortest useful life permissible under federal income tax regulations. Any amount to be reimbursed by Landlord to Tenant pursuant to the provisions of this paragraph shall be paid to Tenant within forty-five (45) days after receipt by Landlord of a statement of the amount to be paid which statement shall provide a detailed explanation of the calculation of the amount to be paid by Landlord (including, without limitation, the total cost of the work performed and Tenant's determination of the useful life of the System/Other Work in question).

         Tenant shall maintain in reasonably good condition all lawns and planted areas on the Lot. Tenant shall also provide snow plowing of parking areas, walks and driveways within the Lot as reasonably necessary or appropriate.

         5.2 LANDLORD'S MAINTENANCE OBLIGATIONS. During the Term, Landlord shall have a continuing obligation to maintain in good order, condition and repair the roof of the Building and the Building Structural Elements (as hereinafter defined) in good order, condition and repair and in accordance with all applicable laws, codes and regulations.

         In the event that Tenant damages any portion of the Building's roof or Building Structural Elements or Building Systems, then Tenant shall be responsible for any maintenance required as a result of such disturbance by Tenant. As used herein, the phrase "Building Structural Elements" shall mean the exterior and interior structures of the Building, including the exterior walls, bearing walls, support beams, foundation, columns, exterior doors and windows and lateral support to the Building. Notwithstanding any of the foregoing to the contrary, Landlord shall have no obligation to maintain any Building Structural Elements or to contribute toward the cost of replacing any Building Systems which were installed by Tenant, or up-graded by Tenant or otherwise modified by Tenant. In addition, notwithstanding anything contained herein to the contrary, Landlord shall have no obligation with respect to any repairs, replacements, additions, alterations and improvements to the roof or Building Structural Elements or Building Systems required by any law, statute code, ordinance, by-law, rule or regulation of any governmental authority due to Tenant's particular use or manner of use of the Premises, which would not otherwise be required and necessary for the average office, warehouse and distribution business.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

         6.1 TENANT'S COVENANTS. Tenant agrees during the Term and such further time as Tenant (or any person acting under it) occupies any part of the Premises to perform the following, all at Tenant's cost.

             6.1.1 UTILITIES. Tenant shall arrange, provide and pay directly for all water, sewer, oil, gas, electricity and other energy or utility services which serve the Premises and deposits or bonds in connection therewith. Landlord shall not be liable for (nor suffer any reduction in any rent on account of) any interruption or failure in the supply of any utility services.

             6.1.2 MAINTENANCE. Subject only to Landlord's obligation in
Section 5.2 hereof, Tenant shall maintain, repair and keep in compliance with all governmental requirements the Premises and all improvements and appurtenances and all utilities, facilities, installations and equipment used in connection therewith.

             6.1.3 USE AND COMPLIANCE WITH LAW. Tenant shall occupy the Premises for no purpose other than the Permitted Uses, and only as and to the extent permitted under present and future laws, ordinances and bylaws and all regulations thereunder (including the Americans With Disabilities Act of
1990), permits, orders and conditions of any special permits or other governmental approvals ("Laws"). Tenant shall also keep the Premises equipped with appropriate safety appliances and comply with all requirements of insurance inspection or rating bureaus applicable from time to time to the particular manner of use being made of the Premises or to Tenant particularly, or both, foreseen or unforeseen, and whether or not the same necessitate structural or other extraordinary changes or improvements to the Premises or interfere with Tenant's use. Tenant shall procure all appropriate approvals, licenses and permits, in each case promptly giving Landlord true and complete copies of the same and all applications therefor. It is intended that Tenant bear the sole risk of all present or future laws affecting the Premises applicable to the particular manner of use being made of the Premises and Landlord shall not be liable for, nor suffer any reduction in any rent on account of, the enforcement of such laws.

             6.1.4 LIENS AND ENCUMBRANCES. Tenant shall keep the Premises (and Landlord's interest therein) and Tenant's leasehold (and Tenant's interest therein) free of, and shall, within fifteen (15) days after Tenant has notice from any source, discharge or bond any perfected lien, security interest or other encumbrance which arises as a result of any act or omission of Tenant or persons acting under Tenant.

             6.1.5 INDEMNITY. Subject to the rights expressly reserved to Landlord, Tenant shall assume exclusive control of the Premises, the parking areas available for Tenant's exclusive use and all sidewalks, walkways and driveways on the Lot and used in connection with the foregoing, and, except as provided below, Tenant shall bear the sole risk of all related tort liabilities. Except to the extent arising from the negligent or wrongful act or omission of any Landlord Indemnitee, or any person acting under any Landlord Indemnitee (other than Tenant) Tenant shall indemnify, save harmless and defend Landlord and its partners, members, managers, mortgagees, agents and employees ("Landlord Indemnitees") from all liability, claim, damage, cost or loss (including reasonable fees of legal counsel of the Tenant's (or any insurer assuming liability) choice against whom Landlord makes no reasonable objection) arising in whole or in part out of, or in any manner connected with (i) any accident, injury, death, loss, theft or damage to any person or property while on or about the Premises or any street, alley, sidewalk, curb or passageway adjacent thereto, or (ii) bodily injury, death or property damage resulting from any condition of the Premises and/or the possession and use thereof or any activity permitted or suffered thereon during the Term (including hazardous materials or hazardous materials activities), or (iii) bodily injury, death or property damage resulting from any failure by Tenant or any person acting under Tenant to perform or comply with any of the covenants, agreements, terms, provisions or conditions contained in this Lease, or (iv) bodily injury, death or property damage resulting from any negligent or wrongful act or omission anywhere by Tenant or persons acting under Tenant.

             6.1.6 LANDLORD'S RIGHT TO ENTER; INTERRUPTIONS, SIGNAGE. Landlord and persons acting under Landlord may upon such notice and in such manner as is reasonable under the circumstance enter the Premises during business hours (and in case of emergency, at any time) in exercise of any rights reserved to Landlord, or to inspect the Premises, or to take measurements of the Premises, or to secure or protect the Premises; and similarly at any time may show the Premises to prospective purchasers and lenders, and during the last twelve (12) months of the Term prospective tenants, and during the last six (6) months of the Term may keep affixed in suitable places reasonably approved by Tenant notices for letting. In addition, Landlord may affix at its expense a suitable sign reasonably acceptable to Tenant at each main entrance to the Premises identifying the Premises as property owned by Landlord. Except in case of emergency, Landlord's rights to enter the Premises will be exercised in a manner which will not unreasonably interfere with Tenant's operations therein.

             6.1.7 PERSONAL PROPERTY AT TENANT'S RISK. All personal property of any person which is located on or near the Premises, including, without limitation, Landlord's Equipment, shall be at the sole risk of Tenant. Landlord shall not be liable for any loss or damage to persons or property resulting from any accident, theft, vandalism or other occurrence on the Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defects, structural or non-structural failure, or any other cause except to the extent such loss or damage is caused solely and directly by Landlord's negligence. Tenant shall indemnify and hold Landlord harmless from and against, and shall reimburse Landlord for, all liabilities, obligations and costs which may be incurred or paid as a result of any loss or damage to Landlord's Equipment for any reason whatsoever, except to the extent such loss or damage is caused solely and directly by Landlord's negligence.

             6.1.8 DAMAGE, NUISANCE, ETC. Tenant shall not itself, or permit or suffer persons acting under Tenant to, either with or without negligence, injure, overload, deface or damage Landlord's property, the Premises or any part or component thereof; commit any nuisance; permit the emission, discharge, release or other escape of any oil or petroleum products, asbestos, polychlorinated biphenyls or any biologically or chemically active or other hazardous or toxic materials, substances or wastes whether in solid, liquid or gaseous state (collectively, "hazardous materials") so as to impregnate, impair or in any manner affect, even temporarily, any element or part of the Premises or the property or person of others, or allow the storage, generation, disposal or use of such materials (collectively
"hazardous materials activities") in any manner prohibited by law; nor shall Tenant permit to be brought onto the Premises any such materials except to use in the ordinary course of Tenant's business or permit any waste of the Premises. If Landlord reasonably believes (after appropriate inquiry) that a release may have occurred or a threat of release exists on or about the Premises by reason of any act or omission of Tenant or persons acting under Tenant or Tenant's hazardous materials activities do not conform to all laws, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and if such testing reveals that Tenant has violated the foregoing provisions, the reasonable costs thereof shall be reimbursed to Landlord by Tenant upon demand as additional rent. Without limitation, hazardous materials shall include all substances or materials, in whatever form, described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.;
in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.; in the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Sections 6901 et seq.; in the Toxic Substance Control Act, 15 U.S.C. Sections 2601 et seq.; in the Water Pollution Control Act (also known as the Clean
Water Act), 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; in the Hazardous Materials Transportation Act, 49
U.S.C. Sections 1801 et seq; and all other laws governing similar matters as they may be amended from time to time. In addition, in connection with any sale or financing by Landlord, Tenant shall execute reasonable and customary affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief (but without duty of inquiry) regarding the presence or absence of hazardous materials on the Premises and also provided that Tenant shall in no event be required to incur or assume additional liability or obligation in so doing which Tenant does not already have under the terms of this Lease or under law. In all events and without limitation, Tenant assumes liability pursuant to Section 6.1.5 for any personal injury or property damage (including loss of use) or any other cost or expense resulting in claims arising out of the discharge, dispersal, release or escape of hazardous materials or any pollutants or contaminants whatsoever occurring on the Premises by reason of any act of omission of Tenant or persons acting under Tenant whether before or during the Term of this Lease, and for so long thereafter as Tenant or persons acting under Tenant remain in occupancy of any portion of the Premises, and Tenant shall indemnify Indemnitees in the manner elsewhere provided in Section 6.1.5 of this Lease with respect to hazardous materials and hazardous materials activities (and for these purposes the costs and loss indemnified shall include any costs of investigation of site conditions, any cleanup, remediation, removal or restoration work and any lost rents). Without limiting the foregoing, Tenant shall promptly take all actions at its sole expense as are necessary to remediate the conditions caused by such materials in accordance with and to the extent required by law; provided that such actions are undertaken in accordance with all applicable laws, rules and regulations and accepted industry practices. The provisions of this Section shall survive the Term.

             6.1.9 YIELD UP. At the termination of the Term, Tenant (and all persons claiming through Tenant) shall without the necessity of notice surrender the Premises and all keys (or lock combinations) and records and files relating to the Premises; and shall remove all Tenant Work which Landlord notified Tenant it would be required to remove at the time it approved such Tenant Work, and all trade fixtures and personal property whether or not bolted or otherwise attached, (but not Landlords Equipment, which shall remain in or on the Premises) and all of Tenant's signs wherever located, in each case repairing damage which results from such removal and restoring the Premises to substantially the same tenantable condition of the Premises on the Commencement Date. Tenant shall yield up the Premises broom-clean, reasonable wear, damage by casualty or taking or damage by Landlord's negligence or failure to perform hereunder excepted. Any property not so removed shall be deemed abandoned, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord upon demand.

             6.1.10 HOLDING OVER. If Tenant (or anyone claiming through Tenant) shall remain in possession of the Premises or any part thereof after the expiration or termination of the Term without a written agreement executed by Landlord, then without limit to Landlord's other rights and remedies the person remaining in possession shall be deemed a tenant at sufferance, and Tenant shall thereafter pay monthly rent (pro rated for such portion, of any partial month as Tenant or such party shall remain in possession) at a rate equal to two (2) times the amount payable as Annual Base Rent for the then expiring Lease year, and with all additional rent also payable as provided in this Lease; and after Landlord's acceptance of the full amount of such rent for the first month following the Term the person remaining in possession shall be deemed a tenant at sufferance at such rent but shall be otherwise subject to all of the provisions of this Lease. In any case, Tenant shall remain liable to Landlord for all actual damages resulting from such breach with the amount of any rent accepted by Landlord on account of the holding over considered in mitigation of such damages.

             6.1.11 TRANSFER - ASSIGNMENT AND SUBLETTING. Except for Permitted Transfers (as hereinafter defined), Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof or permit the occupancy of all or any portion of the Premises by anybody other than Tenant (all of the foregoing actions are collectively referred to as a "Transfer") without obtaining, on each occasion, the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

         For purposes of this Lease, a Permitted Transfer shall mean an assignment of this Lease by Tenant to its wholly-owned subsidiary or immediate controlling corporation or affiliated corporation (for such period of time as such corporation remains such a subsidiary or such a controlling corporation or such an affiliated corporation, respectively, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such corporation ceases to be such a subsidiary or such a controlling corporation or such an affiliated corporation, respectively, of Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Section 6.1.11 and not a Permitted Transfer), provided (and it shall be a condition of the validity of any such assignment) that such wholly owned subsidiary or such immediate controlling corporation or such an affiliated corporation first agree directly with the Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor.

         As used herein, "affiliate" shall mean any entity that is under common direct or indirect control with Tenant. "Control" shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity (which includes the right to elect the directors of the corporation or the equivalent if such entity is not a corporation).

         In addition, for the purposes of this Lease, the sale or transfer (which term shall include, without limitation, the exchange, issuance and redemption) of forty-nine percent (49%) or more, or such smaller percentage as would result in a change in the voting control, of the voting stock of Tenant (if the Tenant is a corporation), or the voting stock of any immediate or remote controlling corporation of Tenant (whether such sale or transfer occurs at one time or at intervals so that, in the aggregate, over the term of this Lease, such transfer shall have occurred), or any other transaction(s) overall having the effect of a change in voting control or substantially the same effect if the entity in question is not a corporation (such as, without limitation, a change in the number or the identity of partners of a partnership or of beneficiaries of a trust), shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease and shall be governed by the provisions of this Section 6.1.11 and shall not be a Permitted Transfer; provided, however, that the provisions of this sentence shall not apply to sales of Tenant's voting common stock pursuant to an offering registered with the Securities and Exchange

Commission (the "SEC") and the Securities Act of 1933, as amended, or private placements of common voting stock or preferred stock convertible into voting common stock pursuant to Rules 505 or 506 of the SEC.

         Notwithstanding the foregoing provisions of this Section 6.1.11, in the event that all or substantially all of Tenant's operations are being transferred to another entity by way of merger, consolidation or sale of substantially all of the stock therein or assets thereof, the Landlord will not unreasonably withhold consent to an assignment of this Lease to said resulting or acquiring entity, provided (and it shall be a condition of the validity of any such assignment), without limitation, that: (i) such entity shall first agree directly with the Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other charges provided for under this Lease, and the covenant against further assignment; (ii) such assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall remain fully liable therefor; and (iii) the Tenant shall furnish Landlord with such information regarding such entity as Landlord may require, including, without limitation, information regarding business reputation, financial ability and business experience, and Landlord determines in the Landlord's reasonable judgment that such entity (a) at the time of such assignment, is of good creditworthiness and net worth at least equal to those of Tenant herein named on the date of the execution hereof (or, if then greater, on the date such consent is requested), and (b) is acquiring such operations as a going business.

         In the event Tenant assigns this Lease or sublets the whole or any part of the Premises (other than as expressly hereinabove permitted to its wholly owned subsidiary or its immediate controlling corporation or affiliated corporation or with the Landlord's prior written consent), in addition to and without limiting any of Landlord's rights and remedies on account of the resulting default hereunder by Tenant, Landlord shall have the right to terminate this Lease by giving Tenant notice of Landlord's desire so to do, in which event this Lease shall terminate on the date specified by Landlord in such notice all as if such date were the date specified in Section 1.1 hereof as the Expiration Date.

         If Tenant does enter into a Transfer permitted hereunder (other than a Permitted Transfer), and if the consideration, rent, or other charges payable to Tenant under such transfer exceed the sum of (i) the Annual Base Rent and Additional Rent to be paid hereunder (pro rated based on floor area in the case of a subletting, license or other occupancy of less than the entire area of the Premises) and (ii) Tenant's Transfer Expenses, then Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of such excess, when and as received. Tenant shall not, however, be required to include in any such calculation any proceeds from a sale or rental to the Transferee of any of Tenant furniture, fixtures or equipment located in or on the Premises provided that any value allocated to such furniture, fixtures and equipment is a good faith approximation of the actual value thereof. Tenant's Transfer Expenses shall mean Tenant's reasonable and necessary payments to third parties in connection with such a Transfer including, without limitation, those incurred on account of brokerage, legal and fit-up costs together with such share, if any, of the unamortized cost of any Tenant Work as is reflected in the consideration, rent and other charges payable to Tenant (it being understood that Tenant shall be entitled to first recover all of Tenant's Transfer Expenses before Landlord shall be entitled to receive any portion).

         It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment of this Lease or to any proposed subletting of all or any part of the Premises (excluding mergers, consolidation or sale of substantially all of the stock therein or assets thereof which standard of reasonableness is set forth above) if Landlord determines in the exercise of its prudent business judgment that the following conditions have not been satisfied:
(i) the proposed assignee or sublessee has a good business reputation; (ii) the use to be made of the Premises by the proposed assignee or sublessee shall not be of a type of use which is reasonably likely to cause more extensive wear and tear to the Premises than that to be carried on by the Tenant herein named (to the extent that the same is not reparable as required herein) or to pose a threat of environmental contamination or harm to any third party or injury to the Building and will not create any additional expenses or costs to the Landlord, and is otherwise reasonably consistent with all of the terms, covenants and conditions of this Lease; and (iii) neither the proposed use nor the proposed assignee or sublessee will adversely affect the residual value of the Building after the expiration of the Term. It shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder (to the extent appropriate in the case of a sublease), including, without limitation, the covenant against further assignment or subletting, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of Tenant hereunder, and Tenant shall remain fully liable therefor. Tenant shall, upon demand, reimburse Landlord for the actual and reasonable third party legal fees and expenses incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the Premises.

         In all events notwithstanding any Transfer, and whether or not the same is a Permitted Transfer or consented to, Tenant's liability to Landlord shall remain direct and primary. In the case of any requested consent to a Transfer, Tenant shall deliver to Landlord at the time of such Transfer (i) a true and complete copy of the proposed instrument containing all of the terms and conditions of such Transfer, and (ii) a written agreement of the Transferee, in form reasonably approved by Landlord, agreeing with Landlord to perform and observe all of the terms, covenants and conditions of this Lease (to the extent appropriate to a sublease). Any assignee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and Tenant agrees that such assignee's failure to do so shall be grounds for withholding of Landlord's consent). So long as an Event of Default exists hereunder, Landlord may collect rent and other charges from such Transferee (and upon notice such Transferee shall pay directly to Landlord) and apply the net amount collected to the rent and other charges herein reserved, but no such collection shall be deemed a waiver of the provisions of this Section, or the acceptance of the Transferee as a tenant, or a release of Tenant from direct and primary liability for the performance of all of the covenants of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further assignment, subletting, license or occupancy; nor shall Landlord's consent alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate. Failure by Landlord to consent to a proposed transfer shall never cause a termination of this Lease.

         6.2 LANDLORD'S COVENANTS; QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, upon payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term hereof, without hindrance or ejection by any persons claiming under Landlord to have title to the premises superior to Tenant, and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of Landlord's interest hereunder.

         6.3 INTERRUPTIONS. Landlord or its agents or contractors, Landlord shall not be liable to Tenant in damages or by reduction of rent or otherwise by reason of inconvenience or annoyance or for loss of business arising from Landlord or its agents, employees or independent contractors entering the Premises and/or the Lot for any of the purposes authorized in this Lease. In case Landlord is prevented or delayed from performing any covenant or duty to be performed on Landlord's part by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes constructive eviction from the Premises.

         6.4 LANDLORD'S CASUALTY INSURANCE. Landlord shall maintain and pay, on or before the date due, all insurance premiums for the following insurance on the Premises: (a) property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord carry less than "special form" property damage insurance, with so-called "broad-form" coverage (including change in law endorsements), in an amount equal to one hundred percent (100%) of the full replacement cost of the Building (excepting footings and foundations) and other improvements comprising the Premises and Landlord's Equipment, with an agreed amount clause, and including a waiver of subrogation; and (b) rent continuation insurance for a period of at least two (2) years in an amount not less than the gross annual rental income hereunder (meaning Annual Base Rent and all additional rent payable). Tenant shall be named as an additional insured under such policy, as its interest may appear. Landlord may satisfy such insurance requirements by including the Property in a so-called "blanket" insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.

                                   ARTICLE VII

                           INSURANCE; CASUALTY, TAKING

         7.1 INSURANCE BY LANDLORD. If Tenant fails to perform any covenant in
Section 7.1.1, then without limiting any of Landlord's other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may obtain such insurance, and Tenant shall pay the actual cost thereof upon demand as additional rent.

             7.1.1 PUBLIC LIABILITY INSURANCE. Tenant shall maintain throughout the Term (and such further time as Tenant or any person claiming through it occupies any part of the Premises) commercial general liability insurance against all claims for injury to persons or property in connection with the Premises naming Landlord (and if requested, Landlord's mortgagees and Landlord's members, managers, partners, property manager and any other party in privity of estate with Landlord) as additional insureds, in an amount which shall be equal to the amount set forth in Section 1.1. Such insurance shall provide that it will not be subject to cancellation, termination or change except after at least thirty (30) days' prior notice to Landlord (and Landlord's mortgages and other additional insureds). Each such policy shall be written by a reputable and financially sound, duly licensed and admitted insurance company qualified to do business in New Hampshire with an A.M. Best (or successor rating agency) rating of A-VII or better. A duly executed certificate and copy of such policy shall be deposited with Landlord at the beginning of the Term, and a renewal certificate shall be so deposited not less than thirty (30) days prior to their normal expiration. Such insurance may be maintained in part through so-called "umbrella" coverage reasonably satisfactory to Landlord.

         7.2 WAIVERS OF SUBROGATION. Any insurance carried by either Landlord or Tenant with respect to the Premises or personal property on the Premises shall include an endorsement containing a waiver by the insurer of its rights of subrogation against the other party, to the extent available (and if available only at an additional cost, then if the other party agrees to pay such additional cost). Without limiting any other provisions of this Lease, each party hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance, to the extent of the recovery under such insurance (or to the extent of the recovery that could have occurred if coverage had been maintained as expressly required by this Lease).

         7.3 DAMAGE OR DESTRUCTION OF PREMISES. If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the following provisions of this Section, Landlord shall proceed with diligence, subject to then applicable laws and at the expense of Landlord to cause to be repaired such damage, excluding any items installed or paid for by Tenant which Tenant is required or permitted to remove upon expiration (which items shall be Tenant's responsibility to repair). Notwithstanding the foregoing: (i) Landlord shall not be obligated to expend for such repair any amount in excess of the net insurance proceeds made available to Landlord after deduction therefrom of Landlord's expenses in obtaining such proceeds and any amounts applied by any mortgagee to obligations other than the repair of the Premises; and (ii) if any damage occurs through the act or neglect of Tenant or persons acting under Tenant or if any act or neglect of Tenant or such person prevents Landlord or its mortgagees from collecting all insurance proceeds, then the cost of repairing the casualty damage shall be paid by Tenant and there shall be no abatement of rent except to the extent any insurance proceeds are actually received by Landlord or mortgagees or proceeds would have been recovered if Landlord had maintained the insurance required to be maintained under Section 6.4 (Landlord agreeing to, if necessary). If any casualty occurs to more than fifty percent (50%) of the warehouse portion of the Premises or twenty-five percent (25%) of the call center/office portion of the Premises during the last twelve (12) months of the Term (as the same may have been extended), then in any such case, this Lease and the Term hereof may be terminated at the election of Landlord or Tenant by a notice in writing of its election so to terminate given to the other party within one (1) month following such casualty, the effective termination date being not less than thirty (30) nor more than sixty (60) days after the date of such notice.

         If the Building or the Premises shall be damaged or destroyed by fire or other casualty, then Tenant shall be entitled to a just abatement of Annual Base Rent to the extent the Premises have been rendered untenantable for the period from the date of such damage or destruction to the date the Premises shall be substantially repaired or restored, PROVIDED, HOWEVER, should Tenant reoccupy a portion of the Premises during the period the restoration work is taking place and prior to the date that the whole of the Premises are made tenantable, Annual Fixed Rent allocable to such portion of the Premises shall be payable by Tenant from the date of such occupancy. If neither Landlord nor such mortgagee (i) has commenced such replacement within four (4) months following such casualty, or (ii) having so commenced such replacement, has not completed substantially such restoration within nine (9) months following such casualty, then Tenant may, until any such aforesaid replacement commences in the case of
(i) or is so completed in the case of (ii), terminate this Lease by giving at least thirty (30) days prior notice thereof to Landlord (which termination shall be vitiated and rendered null and void if Landlord or such mortgagee so commences in the case of (i) or completes in the case of (ii) within said thirty
(30) day period). Except as provided in this paragraph, Tenant's obligation to pay all rent and to perform and observe all other covenants and conditions of this Lease shall not be affected by any damage or casualty, and the Term of this Lease and rent hereunder shall continue nonetheless.

         7.4 EMINENT DOMAIN. In the event that all or any substantial part of the Premises (meaning more than fifty percent (50%) of floor area of the warehouse portion of the Premises or twenty-five percent (25%) of floor area of the call center/office portion of the Premises) is taken, or if substantially all of Tenant's access to the Premises is taken and not replaced by Landlord with reasonable promptness, or if Tenant's parking is taken and not replaced by Landlord with reasonable promptness (not to exceed thirty (30) days) such that Tenant has less than the local parking ordinance requires for the Premises remaining following such taking (other than for temporary use, hereafter described) by public authority under power of eminent domain (or by conveyance in lieu thereof), then by notice given within one (1) month following the recording of such taking (or conveyance) in the appropriate registry of deeds, this Lease may be terminated at Landlord's or Tenant's election thirty (30) days after such notice, and Annual Base Rent, additional rent and other charges shall be apportioned as of the date of termination. If this Lease is not terminated as aforesaid, Landlord shall within the time periods described in
Section 7.3 above, diligently restore what may remain of the Premises (excluding any items installed or paid for by Tenant which Tenant is permitted or may be required to remove upon expiration) to a tenantable condition. In the event some portion of rentable floor area is taken (other than for temporary use) and this Lease is not terminated, Annual Base Rent shall be proportionally abated for the remainder of the Term. In the event of any taking of the Premises or any part thereof for temporary use (meaning a period of six (6) months or less), (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, then Tenant shall pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations hereunder with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

         So long as Tenant is not then in breach of any covenant or condition of this Lease following notice thereof and expiration of any applicable cure period, any specific damages which are expressly awarded to Tenant on account of its furniture, fixtures or relocation expenses (but not Landlord's Equipment), and specifically so designated, shall belong to Tenant. Except as provided in the preceding sentences of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise (except those expressly awarded to Tenant as provided above).

                                  ARTICLE VIII

                                     DEFAULT

         8.1 EVENTS OF DEFAULT. An Event of Default shall exist hereunder if (i) Tenant fails to pay Annual Base Rent, additional rent or any other sum when due and such default continues for three (3) business days after notice is given; or
(ii) if more than two (2) payment default notices are properly given under clause (i) in any twelve (12) month period, or (iii) if Tenant makes any Transfer of the Premises in violation of this Lease, or (iv) if a petition is filed by Tenant for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or if any similar petition is filed against Tenant and such petition is not dismissed within ninety (90) days thereafter, or (v) if any representation or warranty expressly made in writing by Tenant is untrue in any material respect and the same is not cured within thirty (30) days after notice to Tenant specifying in reasonable detail the representation or warranty breached and the facts giving rise to the breach thereof, or (vi) if Tenant falls to perform any other covenant or condition hereunder and such default continues longer than any period expressly provided for the correction thereof (and if no period is expressly provided then for thirty (30) days after notice is given, provided, however, that such thirty (30) day period shall be reasonably extended in the case of non-monetary default if the matter complained of can be cured but the cure cannot be completed within such period and Tenant begins promptly and thereafter diligently completes the cure; but if such matters cannot be cured then there will be no cure period). Upon the occurrence of any Event of Default, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach and in addition to any remedies available to the Landlord under applicable statutes (including, without limitation, New Hampshire R.S.A. 540) or case law or otherwise, immediately or at any time thereafter without demand or notice and with or without process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord's former estate. At Landlord's election such notice of termination may be included in any notice of default. Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may, by proper judicial proceedings, expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of rent or prior breach. If any payment of Annual Base Rent, additional rent, or other sum is not paid within five (5) days following the due date thereof, then (in addition to Landlord's foregoing remedies) Landlord may at its option in addition to all other remedies hereunder impose an administrative late charge on Tenant equal to five percent (5%) of the amount in question for every failure so to pay when due, which late charge will be due upon demand as additional rent.

         If the Term is terminated for default, the Tenant covenants, as an additional cumulative obligation after such termination, to pay on demand all of Landlord's actual and reasonable third party costs, including attorneys fees, related thereto and in collecting amounts due and all reasonable expenses in connection with reletting, including tenant inducements, brokerage commissions, fees for legal services, expenses of preparing the Premises for relettings and the like ("Reletting Expenses"). It is agreed that Landlord may (i) relet the Premises or part or parts thereof for a term or terms which may be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such tenant inducements, including free rent, as Landlord in its reasonable business judgment considers advisable in connection with any such relettings, and (ii) make such alterations to the Premises as Landlord in its sole discretion considers advisable in connection with the reletting of the Premises. No failure to relet or to collect rent under any reletting shall operate to reduce Tenant's liability.

         If the Term of this Lease is terminated for default, Tenant covenants, as an additional cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all of its obligations in the same manner as if the Term had not been terminated. In calculating such amounts Tenant will be credited with the net proceeds of any rent then actually received by Landlord from a reletting of the Premises after deducting all sums to be paid by Tenant and not then paid.

         Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

         8.2 REMEDIES CUMULATIVE. The specific remedies to which either party may resort under this Lease, and all other rights and remedies are cumulative, and any two or more may be exercised at the same time. Nothing in this Lease shall limit the right of either party to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time.

         8.3 WAIVERS OF DEFAULT; ACCORD AND SATISFACTION. No consent by Landlord or Tenant to any act or omission which otherwise would be a breach of covenant shall be construed to permit other similar acts or omissions. Neither party's failure to seek redress for violation or to insist upon the strict performance of any covenant, neither the payment by Tenant nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such waiver is in writing, signed by the party benefiting from such covenant and delivered to the other party. No acceptance by Landlord of a lesser sum than the Annual Base Rent, additional rent or any other sum due shall be deemed to be other than on account of the earliest installment of such rent or other sum due, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or similar act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice (except as to any payment expressly accepted by Landlord in waiver thereof which waiver is confirmed by Landlord in writing).

         8.4 CURING AND ENFORCEMENT. If either party fails to perform any covenant within any applicable cure period following notice thereof, then the non-defaulting party's at its option may (without waiving any right or remedy for the defaulting party non-performance) at any time thereafter perform the covenant for the account of the defaulting party. The defaulting party shall reimburse the non-defaulting party's actual and reasonable third party costs (including reasonable attorneys' fees) of so performing on demand. Notwithstanding any other provision concerning cure periods, each party may cure any non-performance for the account of the other after such notice to the other, if any, as is reasonable under the circumstances if curing prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or possible injury to persons, or to protect the curing party's interest in the Premises.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 NOTICE. All notices, consents, approvals and the like shall be in writing and shall be delivered in hand, by any courier service providing receipts, or mailed by certified mail addressed, if to Tenant, at the Original Address of Tenant or such other addresses (up to three in total) within the United States as Tenant shall have last designated by notice to

Landlord, with a copy sent in like manner to Cook, Little, Rosenblatt & Manson, 650 Elm Street, Manchester, New Hampshire 03101, Attention: James G. Cook, Esq. and, if to Landlord, at the Original Address of Landlord or such other address within the United States as Landlord shall have last designated by notice to Tenant, with a copy sent in like manner to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110, Attention: Eli Rubenstein, Esq. If requested, Tenant shall deliver copies of all notices in like manner to Landlord's mortgagees and other persons having a relationship to the Premises at such address within the United States as designated from time to time by Landlord or such mortgagee. Any notice so addressed shall be deemed duly given upon delivery, attempted delivery or refusal of delivery, whichever occurs first, to any person reasonably appearing to be an agent or employee working in the offices of the addressee.

         9.2 LIMITATION OF LIABILITY. Tenant agrees that Landlord shall be liable only for breaches of its covenants occurring while it is owner of the Premises. Tenant (and each person acting under Tenant) agrees to look solely to Landlord's interest from time to time in the Premises and Lot, together with the rents, issues, profits and proceeds of the same, for satisfaction of any claim against Landlord. No trustee, beneficiary, partner, manager, member, agent or employee of Landlord (or of any mortgagee or any ground or improvements lessor) shall ever be personally or individually liable; nor shall it or they ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Premises, and such rents, issues, profits and proceeds. Any lien obtained to enforce any judgment against Landlord shall be subject and subordinate to any mortgage encumbering the Premises except as otherwise set forth herein. In no event shall Landlord ever be liable to Tenant for indirect or consequential damages. As used in this Lease, the term Landlord shall mean the party from time to time holding Landlord's interest hereunder. No trustee, beneficiary, partner, manager, member, agent, director, officer, shareholder or other principal of Tenant, agent or employee of Tenant shall have any personal liability whatsoever with respect to this Lease.

         9.3 EXCUSABLE DELAY. If Landlord is delayed in performing its obligations hereunder by causes beyond Landlord's reasonable control, including war, civil commotion, acts or regulations of government, moratoria and casualty, theft, labor difficulties, or the unavailability of labor, materials, equipment or utilities from customary sources upon customary terms, or by acts, neglects or delays of Tenant (or persons acting under Tenant), then such delay shall not be counted in determining the time during which such performance is to be completed. Financial inability will never be a cause beyond Landlord's control.

         9.4 CONSTRUCTION. This Lease may be executed in counterparts. The covenants of Landlord and Tenant are independent, and such covenants shall be construed as such in accordance with the laws of the state where the Premises are located. If any provisions shall to any extent be invalid, the remainder shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted and assigns. Where the phrases "persons acting under Landlord or Tenant" or "persons claiming through Landlord or Tenant" or similar phrases are used, the persons included shall be invitees of Landlord or Tenant or any transferee or independent contractor of Landlord or Tenant and all of their respective employees, servants, contractors, agents and invitees. The titles are for convenience only and shall not be considered a part of the Lease. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the purported exercise shall be ineffective. The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision. Unless a party's approval or consent is to be required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld at the party's sole discretion. Where Landlord is required reasonably to consent to or approve any matters, the same shall always be subject to obtaining the prior approval of any mortgagee having approval rights as to such matters under any mortgage (which Landlord agrees to use reasonable efforts to obtain in those instances where Landlord intends so to grant its consent or approval). The submission of a form of this Lease or any of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint ventures or any relationship other than landlord and tenant. All covenants of this Lease, except covenants to pay Annual Base Rent and respecting the care of the Premises, shall survive the Term. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

         9.5 ESTOPPEL CERTIFICATE. Within fifteen (15) days of either party's request, the other agrees to execute, acknowledge and deliver a statement in writing certifying whether this Lease is in full effect (or if there has been any amendment whether the same is in full effect as amended and stating the amendment or amendments), the Commencement Date, the amount of and the dates to which the Annual Base Rent (and additional rent and all other charges) have been paid and, as of its best knowledge and belief, any other information concerning performance, construction, tenancy, possession or other matters of reasonable interest to prospective lenders or purchasers. Both parties agree that any such statement may be relied upon by any person to whom the same is delivered.

         9.6 NOTICE OF LEASE. Neither party shall record this Lease, but each party will, upon request of the other, execute a recordable notice of lease in form reasonably approved by the parties and which notice shall contain the provisions of this Section, and upon expiration or termination of the Term for whatever reason a like notice of termination of lease.

         9.7 LANDLORD'S DEFAULT. In no event shall Landlord be in default unless notice thereof has been given to Landlord (and all mortgagee(s) of which Tenant has been given written notice) and Landlord (or any such mortgagees at its sole discretion) fails to perform within thirty (30) days (provided, however, that such period shall be reasonably extended if such performance begins promptly within such period and thereafter is diligently pursued or if such mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter begins and diligently pursues curing with reasonable promptness).

         9.8 BROKERS. Each party warrants and represents to the other that it has not dealt with any broker in connection with this Lease or the Premises except for the Brokers listed in Section 1.1; and each agrees to indemnify and save the other harmless in the manner elsewhere provided in this Lease from any breach of this warranty and representation, which will survive the termination of the Term. Landlord agrees to pay any commission due to the Brokers in connection with this Lease.

         9.9 TENANT AS BUSINESS ENTITY. Landlord and Tenant each warrant and represent to the other that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (b) it has the authority to own its property and to carry on its business as contemplated under this Lease; (c) it is in compliance with all laws and orders of public, authorities applicable to it; (d) it has duly executed and delivered this Lease; (e) the execution, delivery and performance of this Lease (i) is within its powers, (ii) has been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which it is a party or by which it or any of its property is bound, or (iv) will not result in the imposition of any lien or charge on any of it's property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of it in accordance with its terms. This warranty and representation shall survive the expiration or earlier termination of the Term.

         9.10.1 SECURITY DEPOSIT. Tenant shall deliver to Landlord on or before January 15, 2000, as security for the performance of the obligations of Tenant hereunder, a standby irrevocable letter of credit (the "Letter of Credit") in the amount of the Security Deposit specified in Article 1.1 hereof, issued or confirmed by Imperial Bank or another commercial bank having assets of at least One Billion Dollars ($1,000,000,000.00) with a correspondent bank in the City of Boston and reasonably acceptable to Landlord in its sole and absolute discretion, which Letter of Credit may be presented for payment in the City of Boston. The Letter of Credit shall (i) initially expire not less than one (1) year from the Commencement Date, (ii) provide for automatic renewals for periods of not less than one (1) year unless notice of non-renewal is given to Landlord at least sixty (60) days prior to the expiration date thereof, (iii) have a final expiration date of the Expiration Date and (iv) state on its face that the full amount thereof (as the same may have been reduced in accordance with Section 9.10.4 below) may be drawn by Landlord upon presentation to the issuing bank. In the event of a default by Tenant in the performance of any of the terms, provisions and conditions of this Lease which continues beyond applicable periods of notice and grace, Landlord shall be permitted to draw down any portion of the Letter of Credit (in the event the Letter of Credit permits partial draws) or the entire amount of the Letter of Credit (in the event partial draws are not so permitted) and apply the proceeds or any part thereof to the extent required for the payment of (x) any Annual Base Rent and/or additional rent or any other sums as to which Tenant is in default or (y) any sum which Landlord may expend or may be required to expend in accordance with the provisions of Article 8.1 hereof by reason of Tenant's default. Landlord shall also have the right to draw down any portion or the entire amount of the Letter of Credit if Landlord receives notice that the date of expiry will not be extended by the issuing bank and if a replacement letter of credit meeting the requirements of this Article 9.10 is not delivered by Tenant to Landlord within five (5) business days thereafter. In the event Landlord shall have drawn against the Letter of Credit, Landlord shall be permitted to retain any amount of cash not applied in accordance with clauses
(x) and/or (y) above as the Security Deposit, provided, however, Tenant shall have the right, at any time during the term of this Lease, to deliver to Landlord, a replacement letter of credit meeting the requirements of this
Article 9.10 and, upon receipt of such replacement letter of credit, Landlord shall return promptly to Tenant the amount of cash Security Deposit then being held by Landlord. If Landlord shall have drawn against the Letter of Credit and applied all or any portion thereof and Tenant shall have failed to deliver to Landlord a replacement letter in accordance with the preceding sentence, then Tenant shall deposit with Landlord, upon demand, a sufficient amount of cash to bring the balance of the monies held by Landlord to the amount of the Security Deposit (as same may be reduced in accordance with Article 9.10.4 below).

         9.10.2 In lieu of the Letter of Credit provided for in Article 9.10.1 hereof, Tenant may at any time during the term hereof pay to Landlord a cash security deposit in the amount of the Security Deposit (as the same may be reduced in accordance with Article 9.10.4 below) to be held by Landlord as security for the performance of the obligation of Tenant hereunder in accordance with this Article 9.10. Said cash Security Deposit may be mingled with other funds of Landlord, no fiduciary relationship shall be created with respect to such deposit and Landlord shall not be liable to pay Tenant interest thereon. Provided that no default by Tenant shall have occurred and be continuing hereunder, within thirty (30) days after the expiration or sooner termination of this Lease, the Security Deposit, to the extent not so applied in accordance with the terms of this Article 9.10, shall be returned to Tenant without interest.

         9.10.3 In the event of any sale, transfer or leasing of Landlord's interest in the Premises, Landlord shall have the right to transfer any interest it may have in the Letter of Credit (or any unapplied portion of the cash Security Deposit) to the vendee, transferee or lessee, as applicable, and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of same. In the event of a sale of the Premises, Landlord shall have the right to require Tenant to deliver a replacement Letter of Credit naming the new Landlord as beneficiary and, if Tenant shall fail to deliver the same within thirty (30) days after such notice, to draw down the existing Letter of Credit and retain (or transfer to the new landlord) the proceeds as cash security hereunder until a replacement Letter of Credit is delivered. Tenant shall pay to Landlord, on demand and as additional rent hereunder, any and all fees and charges paid by Landlord to the bank issuing the Letter of Credit in connection with the transfer of same to any future owner of the Building.

         9.10.4 Tenant will be permitted to reduce the amount of the Security Deposit under this Lease from $204,300.00 to: (i) $102,150.00 on November 30, 2000; and (ii) $35,941.67 on November 30, 2001. In addition to the foregoing, Tenant shall be permitted to reduce the amount of the Security Deposit under this Lease, at any time prior to November 30, 2001, to $35,941.67, provided, (x) Tenant shall have successfully raised in excess of Twenty Million Dollars ($20,000,000.00) by completing the sale of Tenant's voting common stock pursuant to a public offering registered with the SEC and the Securities Act of 1933, as amended, or a private placement of common voting stock or preferred stock convertible into voting common stock pursuant to Rules 505 or 506 of the SEC, or
(y) Tenant's net cash flow from operations in any single twelve (12) month period, presented to Landlord in generally acceptable accounting practice format and certified to Landlord as true, correct and complete by the chief financial officer of Tenant, shall be in excess of One Million Dollars ($1,000,000.00.) Notwithstanding anything to the contrary contained herein, no reduction in the Security Deposit hereunder shall be permitted during the continuance of a default by Tenant hereunder beyond any applicable notice and/or cure period. If the security is then being held in cash, Landlord will pay to Tenant the amount of any applicable reduction within fifteen (15) business days after Tenant's request therefor. If the security then held by Landlord is in the form of a Letter of Credit, then Landlord will accept a Letter of Credit in the proper reduced amount in exchange for the existing Letter of Credit, or will enter into an amendment of the Letter of Credit, reducing the amount thereof to the proper reduced amount.

         9.10.5 In the event Tenant fails to deliver the Letter of Credit to Landlord on or before January 15, 2000, this Lease shall automatically terminate and Tenant shall immediately surrender the Premises to Landlord in accordance with the provisions of this Lease.

         9.11 NO THIRD PARTY BENEFIT. This Lease is intended for the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective successors and assigns, and nothing contained in this Lease shall be construed as creating any rights or benefits in or to any third party, except Landlord's mortgagee(s) of which Tenant has received written notice, if any.

         9.12 GOVERNING LAW; VENUE. This Lease has been executed by the Landlord in the Commonwealth of Massachusetts and by the Tenant in the State of New Hampshire and relates to real property located in the State of New Hampshire. All questions concerning the validity or enforceability of this Lease shall be resolved under the laws of the State of New Hampshire.

                                    ARTICLE X

                              LANDLORD'S FINANCING

         10.1 SUBORDINATION AND SUPERIORITY OF LEASE. Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to any lien of the holder of any existing or future mortgage, and to the rights of any lessor under any ground or improvements lease of the Premises (all mortgages and ground or improvements leases of any priority are collectively referred to in this Lease as "mortgage," and the holder or lessor thereof from time to time as a "mortgagee"), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof, provided the holder(s) of such mortgage(s) executes and delivers to Tenant a written and recordable agreement in such mortgagee's customary form ("SNDA"), in which such mortgagee agrees that such mortgagee shall not disturb Tenant in its possession of the Premises or in the enjoyment of its other rights hereunder, upon Tenant's attornment to such mortgagee as Landlord and performance of its Lease covenants (both of which conditions Tenant agrees with all mortgagees to perform). Landlord shall use commercially reasonable efforts to cause all existing mortgagee(s) to execute and deliver to Tenant an SNDA; and in the event Landlord shall fail to deliver such SNDA to Tenant immediately after Landlord shall have received the Letter of Credit, Tenant shall have the right to either (i) terminate this Lease by giving written notice to Landlord stating the date upon which Tenant agrees to surrender the Premises, which date shall be the Expiration Date hereunder or (ii) suspend the payments of Annual Base Rent and any additional rent or other sums due to Landlord hereunder until such date as Landlord delivers the SNDA to Tenant. Tenant agrees that any present or future mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgagee (or the priority of its ground lease) to some or all provisions of this Lease.

         Except as may be provided in any subordination agreement between mortgagee and Tenant, until a mortgagee (either superior or subordinate to this Lease) either takes possession of the Premises or forecloses Landlord's equity of redemption (or terminates in the case of a ground or improvements lease) no mortgagee shall be liable for failure to perform any of Landlord's obligations hereunder, and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord's interest and then only as limited herein. No mortgagee shall be bound by any payment of rent more than one (1) month in advance unless it shall have consented thereto. Tenant shall, if requested by Landlord or any mortgagee, give notice of any alleged non-performance on the part of Landlord to any such mortgagee provided that an address for such mortgagee has been designated pursuant to Section 8.1; and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no more than thirty (30) days (to be reasonably extended in the same manner Landlord's cure period is to be extended) following Landlord's cure period during which such mortgagee may, but need not, cure any non-performance by Landlord.

         10.2 RENT ASSIGNMENT. If from time to time Landlord assigns this Lease or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but the assignee shall be responsible only for nonperformance of Landlord's obligations which occur after it succeeds to and only while it holds Landlord's interest in the Premises.

         10.3 OTHER INSTRUMENTS. The provisions of this Article shall be self-operative and no other instrument or subordination shall be required in confirmation of such subordination; nevertheless, Tenant agrees to execute, acknowledge and deliver any commercially reasonable subordination, attornment or priority agreements or other instruments from time to time requested by Landlord or any mortgagee within fifteen (15) days after written request therefore, provided that Tenant's obligations hereunder shall not be increased and Tenant's rights shall not be diminished thereby. Without limitation, where Tenant in this Lease indemnifies or otherwise covenants for the benefit of mortgagees, such agreements are for the benefit of mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such mortgagee.

         10.4 MUTUAL COST OF ENFORCEMENT; INTEREST. If either party is required to litigate against the other, then the prevailing party in such litigation shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and other costs of such litigation. If any amount due hereunder remains unpaid after its due date, such amount shall bear interest at a per annum rate equal to four (4) points above the Prime Rate, as announced from time to time by BankBoston, N.A. or its successor at its Boston office.

                                   ARTICLE XI

                         OPTION TO PURCHASE THE PREMISES

         11.1 Provided: (i) this Lease is in full force and effect; (ii) iDolls Corp. is then in occupancy of the Premises; (iii) no Event of Default exists hereunder; and (iv) Tenant delivers a notice ("Tenant's Exercise Notice") to Landlord of its desire to purchase the Premises on or before February 28, 2000, time being of the essence to Tenant's Exercise Notice; then Tenant shall have the option to purchase the Premises as well as two additional land parcels known as (i) Lot 53B, comprised of approximately 1.37 acres and (ii) Lot 53, comprised of approximately 1.8 acres, which lots are more particularly described on EXHIBIT B attached hereto and incorporated herein (together, the land described
(i) and (ii) above, the "Additional Lots"; the Addition Lots, together with the Premises, the "Sale Premises") on the terms and conditions set forth in this
Article XI. If Tenant fails to exercise its option to purchase the Sale Premises pursuant to this Section 11.1, then Tenant shall have no further right to purchase the Sale Premises. If Tenant duly exercises its option to purchase the Sale Premises pursuant to this Section 11.1, then Landlord shall sell the Sale Premises to Tenant, and Tenant shall purchase the Sale Premises from Landlord upon the following terms and conditions:

             11.1.1 PURCHASE PRICE. The "Purchase Price" shall be Three Million Five

Hundred Thousand and No/00 Dollars ($3,500,000.00). The purchase price shall be paid as follows: (i) $175,000.00 (the "Deposit") by certified bank check or wire transfer of federal funds, together with Tenant's Exercise Notice, to an escrow agent be held in escrow pursuant to the terms of Section 11.2 below; and (ii) the balance by wire transfer of federal funds to a bank account to be designated by Landlord at the time of delivery of the deed.

             11.1.2 CONDITION OF TITLE AND THE SALE PREMISES TO BE CONVEYED. The Sale Premises shall be conveyed by good and sufficient warranty deed running to either Tenant, or to a nominee designated by Tenant by notice to Landlord at least seven (7) business days before Closing Date (as hereinafter defined), subject only to the following matters: (i) provisions of existing building, zoning, subdivision and environmental laws and all other Laws applicable to the Sale Premises, (ii) Landlord's Taxes for the then current fiscal/tax year as are not due and payable on the date of delivery of the deed, (iii) any liens for municipal betterments assessed on the date hereof,
(iv) all matters of record affecting the Sale Premises as of the Commencement Date; (v) any other easements, restrictions covenants and other defects in title in existence on the date hereof, (vi) all other matters affecting title to the Sale Premises which are hereafter approved in writing or otherwise waived by Tenant; and (vii) with respect to the Additional Lots, the terms and conditions of that certain Declaration of Covenants and Restrictions of Pease Corner Association dated November 12, 1987 by Antall Development Company, recorded in the land records of Belknap County in Book 1029, Page 514, including, without limitation, the terms and conditions of the right of first refusal set forth therein (the "Right of First Refusal"). Tenant acknowledges that it has made its own investigation with respect to the matters described in clauses (i)-(v) and (vii) above and expressly agrees that Landlord shall have no obligation to convey title to the Additional Lots in the event the Right of First Refusal is duly exercised pursuant to the terms thereof. In addition, Landlord may use the Purchase Price to discharge any encumbrances affecting the Sale Premises, provided that reasonable arrangements are made so Tenant's title insurance company is willing to issue a title insurance policy to Tenant free of such encumbrances. Tenant acknowledges that it has inspected the condition of the Sale Premises and that it is fully familiar with all matters in respect thereof, and agrees to accept the Sale Premises on the Closing Date in their "AS-IS" condition on the Closing Date, it being understood that, except as expressly set forth herein, neither Landlord nor any person acting under Landlord has made or implied any representations or warranties concerning the Sale Premises or their condition. The parties agree that, except in the event the Right of First Refusal is duly exercised or the parties hereto otherwise agree in writing, if the Closing is to occur, it must be in respect of both the Premises and the Additional Lots and Tenant shall not have the right to acquire and Landlord shall not have the right to require Tenant to acquire the Premises without the Additional Lots.

             11.1.3 CLOSING DATE. The deed shall, subject to Sections 11.1.2 and 11.1.4, be delivered no later than ninety (90) days after Landlord receives Tenant's Exercise Notice, (the date the deed is delivered, hereinafter referred to as, the "Closing Date"), unless otherwise agreed upon in writing. Time is of the essence of this Section 11.1.3.

             11.1.4 EXTENSION OF CLOSING DATE. If Landlord is unable to give title or make conveyance in accordance with Section 11.1.2, or if the Sale Premises does not conform with the provisions of Section 11.1.2, then (except with respect to the exercise of the Right of First Refusal) Landlord shall use reasonable efforts (which shall not require Landlord to expend any money) to remove any defects in title or to make conveyance or to make the Sale Premises conform as aforesaid, and the Closing Date shall be extended for thirty (30) days or as otherwise reasonably agreed upon in writing.

             11.1.5 FAILURE TO PERFECT TITLE OR MAKE THE SALE PREMISES CONFORM. If at the expiration of the extended time provided for in Section 11.1.4, Landlord shall have failed to remove any defects in title or make the Sale Premises conform, as aforesaid, then, at Tenant's option, Landlord shall have no obligation to convey the Sale Premises and Tenant shall have no obligation to pay the Purchase Price, and this Article XI shall be void and without further force or effect.

             11.1.6 DELIVERIES BY LANDLORD

     Landlord shall, on the Closing Date, deliver to Tenant the following:

     (a) A warranty deed of the Lot, as aforesaid, executed on behalf of Landlord;

     (b) An Assignment and Assumption Agreement with respect to Landlord's interest in any permits, documents, and warranties, executed on behalf of Landlord;

     (c) A non-foreign persons affidavit, executed on behalf of Landlord;

     (d) A Bill of Sale with respect to all fixtures and equipment to be used in connection with the operation of the Sale Premises, excluding, however, Landlord's Equipment, which shall be returned to Landlord, at Tenant's cost and expense, on or prior to the Closing Date;

     (e) IRS Form 1099-S; and

     (f) Evidence of the authority of the signatory on behalf of Landlord.

             11.1.6 DELIVERIES BY TENANT

     Seller shall, on the Closing Date, deliver to Buyer the following:

     (a) The Purchase Price;

     (b) Evidence of the authority of the signatory on behalf of Tenant.

             11.1.8 APPORTIONMENTS AND ADJUSTMENTS There shall be no apportionment whatsoever of any matters in respect of the Sale Premises. Tenant shall pay all of Landlord's Taxes, water and sewer use charges, utilities and any other cost, expense and charge whatsoever relating to the Sale Premises first accruing on or after the Commencement Date. Tenant and Landlord shall pay their respective share of transfer taxes.

             11.1.9 DEFAULT IN CONNECTION WITH SALE OF THE SALE PREMISES The parties agree that in the event Tenant defaults in its obligations to purchase the Sale Premises after giving a timely Tenant's Acceptance Notice pursuant to this Article XI, it would be impracticable and difficult to estimate the damages and harm Landlord would suffer, and the parties agree that the amount of the Deposit is a reasonable estimate of the total net amount that Landlord would suffer in the event of such Tenant default. Therefore, in the event of such Tenant default, Landlord shall be entitled to the Deposit, together with the interest earned thereon as Landlord's sole and exclusive remedy of law or in equity and Tenant shall have no further right to purchase the Sale Premises and this Lease shall continue in full force and effect upon all of the terms and conditions contained herein, except this
Article XI which shall be deemed null and void as if the same were deemed deleted herefrom.

         11.2 THE DEPOSIT. The Deposit shall be (i) paid by Tenant to a title company to be agreed upon by the parties to be held by such title company in escrow on behalf of the parties; (ii) deposited by such title company in an interest-bearing account; and (iii) paid to Landlord and applied in reduction of the Purchase Price payable at the Closing, unless otherwise disbursed to Landlord in accordance with the provision of Section 11.1.9 hereof.

         11.3 STATUTORY NOTIFICATION.

             11.3.1 NOTIFICATION REGARDING RADON GAS AND LEAD PAINT. In connection with the requirements of RSA 477:4-a, the following information is provided by Landlord to Tenant:

                           (a) RADON GAS. Radon gas, the product of decay of
                  radioactive materials in rock may be found in some areas of New Hampshire. This gas may pass into a structure through the ground or through water from a deep well. Testing can establish its presence, and equipment is available to remove it from the air or water.

                           (b) LEAD PAINT. Before 1977, paint containing lead
                  may have been used in structures. The presence of flaking lead paint can present a serious health hazard, especially to young children and pregnant women. Tests are available to determine whether lead is present.

             11.3.2. NOTIFICATION REGARDING WATER SUPPLY AND SEWAGE DISPOSAL SYSTEMS. The Premises are served by public and private water supply and public sewage disposal system. Landlord does not operate any private sewage disposal system in respect of the Premises and Landlord will provide complete information to Tenant relative to the type of private water supply system (e.g. artesian well) operated by Landlord in respect of the Premises.

                                   ARTICLE XII

                    LANDLORD'S REPRESENTATIONS AND WARRANTIES

         12.1 Landlord hereby represents and warrants that Landlord is the record owner of the Premises, has full right and power to execute and perform this Lease and to grant the estate demised herein, and to the best of Landlord's knowledge as of the date hereof, Landlord is not in default of any mortgages encumbering the Premises nor has committed any act or omission that would place any such mortgage in default.

         12.2 Landlord hereby represents and warrants that, to the actual knowledge of Kevin E. Burns, Olga L. Conley, and/or Peter J. Tulp (together, "Landlord's Principals") as of the date hereof, Landlord has not received any written notice from any governmental entity having jurisdiction over the Premises advising Landlord that the Premises are not in compliance with any applicable Federal, State or local laws, statutes, regulations or ordinances.

         12.3 Landlord hereby represents and warrants that, to the actual knowledge of Landlord's Principals, as of the date hereof (i) Landlord has not disposed or placed Hazardous Materials on the Premises (except in compliance with all laws, ordinances and regulations pertaining thereto) (ii) there are no underground storage tanks on the Premises and (iii) Landlord has delivered or made available to Tenant or its agents all environmental site assessments or other reports in Landlord's possession in respect of Hazardous Materials on the Premises. The term "Hazardous Materials" as used herein shall have the meaning given such term under New Hampshire F.S.A. 147-B, as amended.

         12.4 Landlord hereby represents and warrants that, to the actual knowledge of Landlord's Principals, attached hereto as EXHIBIT C is a schedule (the "Operating Schedule") setting forth, with respect to the Premises, for the period set forth on the Operating Schedule, the amounts incurred and paid by Landlord during the period set forth on the Operating Schedule in connection with the operation, maintenance and/or repair of the Premises, including, without limitation, (i) Landlord's Taxes, (ii) Insurance Expenses, (iii) charges for Utilities and trash removal and (iv) expenses for snow plowing, and landscaping. To the actual knowledge of Landlord's Principals, as of the date hereof, the Operating Schedule is true, complete and correct.

                                  ARTICLE XIII

                         INDEX OF CERTAIN DEFINED TERMS

                      Term                                    Where Defined
                      ----                                    -------------
         Additional Rent Commencement Date                       1.1
         Annual Base Rent Initial Term                           1.1; 4.1
         Annual Base Rent Extension Term                         1.1; 4.1.1
         Brokers                                                 1.1

         Building                                                1.1
         Closing Date                                            11.1.3
         Commencement Date                                       1.1
         Construction Documents                                  3.2.2
         Date of Lease Execution                                 1.1
         Deposit                                                 11.1.1
         Early Termination Date                                  2.5
         Extension Term                                          1.1
         Hazardous materials                                     6.1.8
         Hazardous materials activities                          6.1.8
         Indemnitees                                             6.1.5
         Landlord                                                1.1
         Landlord's Agent                                        1.1
         Landlord's Taxes                                        4.3.2
         Laws                                                    6.1.3
         Lease year                                              4.2
         Letter of Credit                                        9.10.1
         mortgage                                                10.1
         mortgagee                                               10.1
         Original Address of Landlord                            1.1
         Original Address of Tenant                              1.1
         Permitted Uses                                          1.1
         Premises                                                1.1; 1.2
         Public Liability Insurance                              1.1
         Rent Commencement Date                                  1.1
         Sale Premises                                           11.1
         Security Deposit                                        1.1; 9.10
         SNDA                                                    10.1
         Tenant                                                  1.1
         Tenant's Exercise Notice                                11.1


         Tenant's Architect                                      3.2.2
         Tenant Contractor                                       3.2.3
         Tenant Work                                             3.2
         Term                                                    1.1; 2.4
         Termination Notice                                      2.5
         Transfer                                                6.1.11


------------------------------Here ends page 36--------------------------------

                           * Signatures on next page *

                                SIGNATURE PAGE TO
                       LEASE BETWEEN iDOLLS CORP., Tenant
                         AND THE J. JILL GROUP, Landlord

Executed under seal as of the date first written above.

TENANT:                                   LANDLORD:
iDOLLS CORP., a                           THE J. JILL GROUP, a
Delaware corporation                      Delaware corporation

By:/S/ MARK A. ATTARIAN___________        By:/S/ OLGA L. CONLEY______________
     Name:  Mark A. Attarian                   Name:  Olga L. Conley
     Its:  Chief Financial Officer             Its:  Chief Financial Officer

                                    EXHIBIT A

                                 LOT DESCRIPTION
                                [attached behind]

                                    PARCEL 1

         A certain tract of land together with the buildings and improvements thereon as shown on the Plan entitled "Subdivision of Land Murphy/Miller, Ltd." dated August 1979 by Associated Surveyors, Meredith, N.H., approved by the Meredith Planning Board October 18, 1979, recorded with the Belknap County Registry of Deeds in Plan Book 80, Pages 15 & 16, the tract being situated on the southerly side of Route 104, so-called, in Meredith, Belknap County, New Hampshire, and described as follows:

         Beginning at the northwesterly corner of the tract herein conveyed at a point indicated on the Plan as NHHD bound" near the northeasterly corner of Lot 1 as shown on the Plan; thence running along the arc of a curve to the right a distance of 776.65 feet to a point; the curve having a radius of 1198.33 feet; thence running North 84(degree) 12' 30" East a distance of 426.13 feet to a point at the northeasterly corner of the tract herein conveyed; thence running South 28(degree) 21' 10" East a distance of 898.69 feet along a wire fence to a point; thence running South 59(degree) 27' 40" West along a wire fence a distance of 376.20 feet to an iron pin; thence running North 39(degree) 35' 20" West a distance of 434.69 feet to an iron pin; thence running South 59(degree) 33' 55" West a distance of 583.28 feet to an iron pin; thence running North 31(degree) 16' 00" West a distance of 208.12 feet to an iron pin; thence running North 39(degree) 22' 50" West a distance of 526.38 feet to the point of beginning.

                                    EXHIBIT B

                           ADDITIONAL LOTS DESCRIPTION

                                [attached behind]

                                    PARCEL 2

     A certain tract or parcel of land, together with any buildings and improvements thereon, located at the southeasterly corner of the intersection of N.H. Route 104 and Pease Road, Meredith, Belknap County, New Hampshire, shown as Lot #1 on Plan entitled "Subdivision Plan prepared for Antell and Sons, Inc., Meredith, Belknap County, New Hampshire", by Associated Surveyors, Meredith, New Hampshire, dated April, 1987, recorded in Plan Book 142, Pages 1 and 2, Belknap County Registry of Deeds, more particularly bounded and described as follows:

     Beginning at a point in a stone wall on the northeasterly sideline of Pease Road at land now or formerly of Barnes, being the southwesterly corner of the lot described herein, thence running along land now or formerly of Barnes on the following courses and distances: North 59(degree) 36' 00" east, a distance of
126.48 feet to a point; North 59(degree) 31' 45" east, a distance of 146.44 feet to a point; North 59(degree) 29' 20" east, a distance of 147.26 feet to a point on the southwesterly boundary of other land of the Grantee; thence turning and running along land of the Grantee on a course of North 39(degree) 22' 50" west a distance of 168.73 feet to a point on Lot #2, as shown on said Plan; thence turning and running along Lot #2 on the following courses and distances; South 50(degree) 37'

                            [continued on next page]
                                     1 of 2

10" west, a distance of 60.00 feet to a point; North 39(degree) 22' 50" west, a distance of 35.02 feet to a point; along the arc of a curve to the left with a radius of 25.00 feet, a distance of 36.23 feet to a point; South 57(degree) 35' 16" west, a distance of 98.59 feet to a point; along the arc of a curve to the left with a radius of 70.93 feet, a distance of 79.29 feet to a point; South 06(degree) 27' 32 east, a distance of 97.22 feet to a point; along the arc of a curve to the right with a radius of 89.64 feet, a distance of 100.45 feet to a point; along the arc of a curve to the left with a radius of 25.00 feet, a distance of 39.27 feet to the point of beginning, containing 1.374 acres, more or less.

                                    PARCEL 3

         A certain tract or parcel of land, together with any improvements thereon, located at the southeasterly corner of the intersection of NH Route 104 and Pease Road, Meredith, Belknap County, New Hampshire, shown as Lot #2 on Plan entitled, "Subdivision Plan prepared for Antell and Sons Inc., Meredith, Belknap County, New Hampshire", by Associated Surveyors, dated April, 1987, recorded in Plan Book 142, Pages 1 and 2, Belknap County Registry of Deeds, more particularly bounded and described as follows:

         Beginning at a point in a stone wall on the northeasterly side of Pease Road at the intersection of Lot 1, as shown on the Plan, and land now or formerly of Barnes and the lot conveyed herein, thence running along Lot 1 on the arc of a curve to the right with a radius of 25.00 feet, a distance of 39.27 feet, to a point; thence continuing on Lot 1 along the arc of a curve to the left with a radius of 89.64 feet, a distance of 100.45 feet to a point; thence turning and running North 06(degree) 27' 32" west, a distance of 97.22 feet to a point; thence continuing along Lot 1 along the arc of a curve to the right with a radius of 70.93 feet, a distance of 79.29 feet to a point; thence running North 57(degree) 35' 16" east, a distance of 98.59 feet to a point; thence continuing along Lot 1 on the arc of a curve to the right with a radius of 25.00 feet, a distance of 36.23 feet to a point; thence turning and running South 39(degree) 22' 50" east, a distance of 35.02 feet to a point; thence turning and running North 50(degree) 37' 10" east, a distance of 60.00 feet to a point at other land of the Grantee; thence turning and running along land of the Grantee on a course of North 39(degree) 22' 50" west, a distance of 357.65 feet to a New Hampshire Highway Department bound; thence turning and running North 42(degree) 54' 50" west , a distance of 25.00 feet, to a point on the southeasterly sideline of the right of way for New Hampshire Route 104; thence turning and running along the southeasterly sideline of New Hampshire Route 104 along the arc of a curve to the left with a radius of 1,233.33 feet, a distance of 200.61 feet to the point which marks the northernmost corner of Lot #3, as shown on said Plan; thence turning and running along Lot #3 on the following courses and distances: South 41(degree) 14' 11" east, a distance of 231.78 feet; along the arc of a curve to the left with a radius of 120.93 feet, a distance of 116.56 feet to a point; South 06(degree) 27' 32" east, a distance of 97.22 feet to a point; along the arc of a curve to the right with a radius of 39.64 feet, a distance of 44.42 feet to a point; along the arc of a curve to the right with a radius of 25.00 feet, a distance of 39.27 feet, to a point in a stone wall on the northeasterly sideline of Pease Road; thence turning and running along said stone wall and the northeasterly sideline of Pease Road on a course of South 32(degree) 14' 55" east, a distance of 100.00 feet to the point of beginning, containing 1.800 acres, more or less, including the right of way for the 50 foot access, as shown on said plan.

                                    EXHIBIT C

                               OPERATING SCHEDULE

                                [attached behind]

                                THE J. JILL GROUP

                           Meredith Facility Expenses

                               1/1/99 to 11/30/99

The following is an account of actual facility expenses related to the Meredith property for the period of 1/1/99 through 11/30/99. It should be noted that the building was empty from 3/1/99 through 11/30/99, and some of the accounts are dependent on occupancy levels.

Real Estate Taxes                                $ 66,524.00

Electric                                         $ 62,002.92

Propane Gas                                      $  9,128.30

Water Bill                                       $    167.95

Sewer Bill                                       $ 14,579.27

Insurance                                        $  4,100.00

Grounds                                          $ 13,240.00

Plowing                                          $ 38,265.00

Repair/Maintenance                               $  7,402.63

Security/Fire Monitoring                         $  2,294.25